August 2, 2005

PRB Gas Transportation, Inc.

1401 17th St, Suite 650

Denver, Colorado 80202

Re:

Registration Statement on Form S-1

PRB Gas Transportation, Inc.

Ladies and Gentlemen:

We have acted as counsel for PRB Gas Transportation, Inc., a Nevada corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2005 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,211,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Shares”). The Shares are to be sold by the selling shareholders identified in the prospectus.

In our capacity as your counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance of the Shares and we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions set forth herein.

Based upon the foregoing, we are of the opinion that:

1.

The Company has been duly incorporated and is in good standing under the laws of the state of Nevada.

2.

The Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 of the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

(signed) Resch Polster Alpert & Berger LLP

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